EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Subsidiary	State or Other Jurisdiction of Incorporation
ACCO World Corporation (1)	Delaware
ACCO Benelux B.V.	Netherlands
ACCO Ireland (2)
ACCO Italia S.p.A.	Italy
ACCO Brands, Inc.	Delaware
ACCO Canada Inc.	Ontario, Canada
ACCO Europe PLC	England
ACCO-Rexel Group Services Limited	England
ACCO Australia Pty. Limited	Australia
ACCO Eastlight Limited	England
ACCO-Rexel Limited (3)	Republic of Ireland
ACCO U.K. Limited	England
Hetzel Vermogensverwaltungs GmbH	Germany
Hetzel GmbH & Co. KG (4)	Germany
NOBO Group Limited	England
ACCO France S.A. (5)	France
NOBO (UK) Limited	England
Boone International, Inc.	Delaware
Day-Timers, Inc.	Delaware
Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd. (6)	Cayman Islands
Acushnet Foot-Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet GmbH	Germany
Acushnet Nederland B.V.	Netherlands
Acushnet Sverige AB	Sweden
Acushnet Japan, Inc.	Delaware
Cobra Golf Incorporated	Delaware

(1)	ACCO World Corporation is 98.13% owned by Fortune Brands, Inc. and 1.87% owned by KEP VI LLC.
(2)	ACCO Ireland is a branch of ACCO Benelux B.V.
(3)	ACCO-Rexel Limited is 66.67% owned by ACCO-Rexel Group Services Limited and 33.3% owned by ACCO World Corporation.
(4)	Hetzel GmbH & Co. KG is a limited partnership owned 99.1% by ACCO U.K. Limited and 0.9% by Hetzel GmbH.
(5)	ACCO France S.A. is 85.8% owned by NOBO Group Limited and 14.2% owned by ARTOIS.
(6)	Acushnet Lionscore, Ltd. is 40% owned by Acushnet Cayman Limited.

Subsidiary	State or Other Jurisdiction of Incorporation
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK plc	England
Fortune Brands International Corporation	Delaware
Jim Beam Brands Worldwide, Inc. (7)	Delaware
Alberta Distillers Limited	Alberta, Canada
Bourbon Warehouse Receipts, Inc.	Delaware
Bourbon Warehouse Netherlands, B.V.	Netherlands
Jim Beam Brands Netherlands, B.V.	Netherlands
Maxxium Worldwide B.V. (8)	Netherlands
Jim Beam Brands Australia Pty. Ltd.	Australia
Jim Beam Brands Canada, LP (9)	New Brunswick, Canada
Jim Beam Brands Co.	Delaware
Future Brands LLC (10)	Delaware
John de Kuyper & Son, Incorporated	Delaware
Peak Wines International, Inc.	Delaware
Santa Lucia Winery, Inc.	California

(7)	Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock, of Jim Beam Brands Worldwide, Inc. (“JBBW”). V&S Vin & Sprit AB owns 10% of JBBW’s capital stock, in the form of convertible preferred stock which is convertible into 10% of the common stock of JBBW.
(8)	Maxxium Worldwide B.V. is 25% owned by Jim Beam Brands Netherlands, B.V., 25% owned by E. Remy Martin et CIE S.A., 25% owned by Highland Distillers Group Limited, and 25% owned by V&S Deutschland GmbH.
(9)	Jim Beam Brands Canada, LP is 99% owned by Jim Beam Brands Worldwide, Inc. and 1% by Bourbon Warehouse Receipts, Inc.
(10)	Future Brands LLC is a limited liability company which is 50% owned by Jim Beam Brands Co., 1% owned by Jim Beam Brands Worldwide Inc., and 49% owned by The Absolute Spirits Company.

Subsidiary	State or Other Jurisdiction of Incorporation
Fortune Brands Home & Hardware, Inc. (11)	Delaware
MasterBrand Cabinets, Inc.	Delaware
Capital Cabinet Corporation	Delaware
NHB Industries Limited	Canada
NHB Industries, Inc.	Delaware
Omega Cabinets, Ltd.	Delaware
KC Manitoba Ltd. (12)	Canada
Kitchen Craft of Canada (13)	Canada
KC/MBC Holdings Co. (14)	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
MBC IP Company (15)	Delaware
Omega IP Company (16)	Delaware
Kitchen Craft Cabinetry Ltd.	British Columbia, Canada
Master Lock Company	Delaware
ALC Holding Company	Delaware
American Lock Company	Delaware
Master Lock de Nogales, S.A. de C.V. (17)	Mexico
Master Lock Europe, S.A.S. (18)	France
Moen Incorporated	Delaware
Moen Guangzhou Faucet Co., Ltd. (19)	China
Moen, Inc.	Ontario, Canada
Therma-Tru Holdings, Inc.	Ohio
Therma-Tru Corp.	Ohio
TT Technologies Inc.	Delaware
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V. (20)	Mexico
1700 Insurance Company Ltd.	Bermuda

(11)	Formerly named MasterBrand Industries, Inc.
(12)	KCMB Nova Scotia Corp. owns 100% of the common stock of KC Manitoba Ltd., and Omega Cabinets, Ltd. owns 100% of the preferred stock of KC Manitoba Ltd.
(13)	Kitchen Craft of Canada is a general partnership; its general partners are KC Manitoba Ltd., which has a 57% equity interest in the partnership, and KCMB Nova Scotia Corp., which has a 43% equity interest in the partnership.
(14)	KC/MBC Holdings is 59.1% owned by MasterBrand Cabinets, Inc. and 40.9% owned by Omega Cabinets, Ltd.
(15)	KC/MBC Holdings Co. owns 75% of the common stock of MBC IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of MBC IP Co.
(16)	KC/MBC Holdings Co. owns 75% of the common stock of Omega IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of Omega IP Co.
(17)	Master Lock de Nogales, S.A. de C.V. is 99.9% owned by Master Lock Company and 0.1% owned by John Heppner, Executive Vice President and Chief Operating Officer of Master Lock Company.
(18)	Master Lock Europe, S.A.S. is 99.68% owned by Master Lock Company.
(19)	Moen Guangzhou Faucet Co., Ltd. is 80% owned by Moen Incorporated.
(20)	Waterloo de Nogales, S.A. de C.V. is 99.9% owned by Waterloo Industries, Inc. and 0.1% owned by Fortune Brands Home & Hardware, Inc.